Exhibit 99.1

August 19, 2024

Dear Shareholder:

We are pleased to report on the continued growth and development of Uwharrie Capital Corp and its subsidiaries. As of June 30, 2024, our total assets reached $1.1 billion, reflecting an 8.6% growth from June 30, 2023. Our total annualized return on equity improved to 17.6% as of June 30, 2024, up from 16.9% the previous year. Net income available to common shareholders for the six months ending June 30, 2024, was $4.3 million or $0.61 per share, a $419,000 increase over the $3.9 million or $0.54 per share reported for the same period in 2023.

Loan demand remains strong across all sectors of our lending portfolio and markets. Loans grew nearly 20% from June 30, 2023, to June 30, 2024, increasing our loan-to-deposit ratio to 62.5%. This growth has been achieved without compromising our credit standards; our underwriting and lending policies remain as thorough as ever. Our asset quality strength is evident in our low levels of past dues and non-accrual loans.

We continue to grow our core deposit base, allowing us to maintain our cost of funds expense and improve our net interest margin as a percentage of average assets to 3.40%. This is particularly notable as many of our peers are experiencing flat or declining net interest margins. Net interest margin remains the largest contributor to our net income. Other non-interest income sources, such as card services and wealth management, also continue to grow and diversify our earnings base.

New endeavors for our company include relocating our Mount Pleasant branch (Cabarrus County) to a more visible and accessible spot on Hwy 73. The new location, in the heart of Mount Pleasant, promises greater convenience for our customers. While we finalize the plans, we invite you to stay tuned for updates on our innovative, non-traditional branch design.

We are also excited to announce our partnership with Greenlight. This alliance allows us to offer a Uwharrie Bank-branded Greenlight app with a Greenlight Debit Card to families at no cost. Greenlight is a comprehensive money app for families, enabling kids to earn money through chores, set savings goals, and spend wisely. Parents have flexible control over limits and spending locations, receiving real-time notifications of their children's transactions. The app also includes features for setting up different ways for children to earn money, such as completing chores or engaging in gamified learning activities that teach age-appropriate financial lessons. We believe this partnership aligns perfectly with our core values of promoting financial literacy and introduces us to a new generation of customers. To learn more or to sign up for your family, please visit www.Uwharrie.com/Greenlight.

We are halfway through our 40th anniversary celebrations and have enjoyed celebrating our past and building on our future. We invite you to join us at your local branch and follow our journey on social media. We encourage you to keep referring your family and friends to join us as customers and shareholders. Together, we can build upon our 40 years of success and continue to thrive in the future. Your support is invaluable to us as we stay dedicated to making a meaningful impact—delivering a strong return on your investment while enhancing your communities.

Thank you for your continued trust and support.

Sincerely,

UWHARRIE CAPITAL CORP

/s/ Roger L. Dick

President and Chief Executive Officer

This Report may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company's goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current belief and expectations of the Company‘s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Uwharrie Capital Corp and Subsidiaries
Consolidated Balance Sheets (Unaudited)
	June 30,	June 30,
(Amounts in thousands except share and per share data)	2024	2023

Assets
Cash and due from banks	$11,195	$10,608
Interest-earning deposits with banks	46,276	83,245
Securities available for sale	350,764	324,484
Securities held to maturity (fair value $24,656 and $25,812, respectively)	27,252	29,191
Less: allowance for credit losses on securities held to maturity	(66)	(65)
Equity securities, at fair value	324	303
Loans held for sale	3,611	3,297
Loans held for investment	636,738	534,364
Less: allowance for credit losses on loans	(5,908)	(4,713)
Net loans held for investment	630,830	529,651
Premises and equipment, net	14,552	15,206
Interest receivable	4,688	3,712
Restricted stock	1,709	1,468
Bank-owned life insurance	7,864	7,721
Deferred income tax benefit	9,056	10,593
Loan servicing assets	4,089	4,615
Other assets	11,116	9,934
Total assets	$1,123,260	$1,033,963

Liabilities
Deposits:
Demand, noninterest-bearing	$286,517	$277,685
Interest checking and money market accounts	391,245	426,997
Savings accounts	95,208	98,118
Time deposits, $250,000 and over	128,162	55,873
Other time deposits	122,943	91,597
Total deposits	1,024,075	950,270
Short-term borrowed funds	6,400	932
Long-term debt	29,123	29,066
Other liabilities	11,530	12,135
Total liabilities	1,071,128	992,403

Shareholders' Equity
Common stock, $1.25 par value: 20,000,000 shares authorized;
issued and outstanding or in process of issuance
7,068,577 and 7,057,847, respectively.
Book value per share $5.87 in 2024 and $4.29 in 2023 (1)	8,836	8,823
Additional paid-in capital	12,510	12,521
Undivided profits	46,419	39,012
Accumulated other comprehensive loss	(26,288)	(29,451)
Total Uwharrie Capital Corp shareholders' equity	41,477	30,905
Noncontrolling interest	10,655	10,655
Total shareholders' equity	52,132	41,560
Total liabilities and shareholders' equity	$1,123,260	$1,033,963

(1) Net income per share, book value per share and weighted average shares outstanding have been adjusted to reflect the 2.0% stock dividend in 2023.

Uwharrie Capital Corp and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands except share and per share data)	2024	2023	2024	2023

Interest Income
Interest and fees on loans	$9,285	$6,989	$18,079	$13,356
Interest on investment securities	3,326	2,951	6,564	5,818
Interest-earning deposits with banks and federal funds sold	710	1,181	1,336	2,251
Total interest income	13,321	11,121	25,979	21,425

Interest Expense
Interest paid on deposits	4,097	2,712	7,826	4,828
Interest paid on borrowed funds	408	342	799	685
Total interest expense	4,505	3,054	8,625	5,513

Net Interest Income	8,816	8,067	17,354	15,912
Provision for credit losses	431	109	401	386
Net interest income after provision for credit losses	8,385	7,958	16,953	15,526

Noninterest Income
Service charges on deposit accounts	267	264	535	513
Interchange and card transaction fees	322	315	610	619
Other service fees and commissions	897	822	1,828	1,711
Gain (loss) on sale of securities	-	9	(148)	(42)
Realized/unrealized gain (loss) on equity securities	(19)	(23)	22	11
Income from mortgage banking	606	891	1,440	1,585
Other income	153	408	268	271
Total noninterest income	2,226	2,686	4,555	4,668

Noninterest Expense
Salaries and employee benefits	5,145	4,932	10,359	9,676
Occupancy expense	429	432	854	885
Equipment expense	218	195	425	383
Data processing	203	204	433	408
Loan costs	51	98	84	198
Professional fees and services	262	179	526	437
Marketing and donations	339	342	705	724
Software amortization and maintenance	329	296	659	603
Other operating expenses	856	1,164	1,669	1,653
Total noninterest expense	7,832	7,842	15,714	14,967

Income before income taxes	2,779	2,802	5,794	5,227
Provision for income taxes	566	579	1,198	1,050
Net Income	$2,213	$2,223	$4,596	$4,177

Consolidated net income	$2,213	$2,223	$4,596	$4,177
Less: net income attributable to noncontrolling interest	(141)	(141)	(282)	(280)
Net income attributable to Uwharrie Capital Corp and common shareholders	$2,072	$2,082	$4,314	$3,897
Net Income Per Common Share (1)
Basic	$0.29	$0.29	$0.61	$0.54
Assuming dilution	$0.29	$0.29	$0.61	$0.54
Weighted Average Common Shares Outstanding (1)
Basic	7,093,666	7,215,163	7,108,070	7,215,891
Assuming dilution	7,093,666	7,215,163	7,108,070	7,215,891